Exhibit 10.5

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

WHEREAS, General Nutrition Centers, Inc., a Delaware corporation (“GNCI”), GNC Holdings, Inc. a Delaware corporation (“GNC Holdings” and collectively with GNCI the “Company”) and Ken Martindale (the “Executive”), are parties to an Employment Agreement dated as of September 11, 2017 (the “Employment Agreement”).

WHEREAS, it is the desire of the Company and the Executive to mutually amend the Employment Agreement by adding the following to Section 4.3(c)(iv):

“All grants made to Executive pursuant to the terms of a Restricted Cash Agreement and Performance Cash Agreement by and between Executive and GNC Holdings, which are granted at the same time as and in lieu of an equity-based award, will be treated as Equity Award Agreements for all purposes of this Section 4.3(c)(iv).”

Except as amended by the foregoing, the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement on this 18th day of June, 2020.

General Nutrition Centers, Inc.	GNC Holdings, Inc.

Name: Susan M. Canning	Name: Steve Piano
Position: VP, Secretary	Position: Chief Human Resources Officer

Ken Martindale, Executive